                                                                      Exhibit 10




               Consent of Independent Certified Public Accountants

Board of Directors
The Travelers Life and Annuity Company:


We consent to the use of our reports included herein and to the reference to our firm as experts under the heading "Independent Accountants."

/s/KPMG LLP

Hartford, Connecticut
April 25th, 2001